Exhibit 99

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pa. 15272 USA
www.ppg.com

News	Contact:

Jeff Worden
412-434-3046

Investors:

Vince Morales
412-434-3740

PPG reports record first quarter sales, earnings per share

PITTSBURGH, April 20, 2006 – PPG Industries reported today first quarter net income of $184 million, or $1.11 a share, including aftertax charges of $23 million, or 14 cents a share, for business restructuring; and $6 million, or 3 cents a share, to reflect the net increase in the current value of the company’s obligation under its asbestos settlement agreement reported in May 2002. Sales were $2.6 billion.

In the first quarter 2005, PPG reported net income of $95 million, or 55 cents a share, including aftertax charges of $91 million, or 52 cents a share, for a legal settlement; and $5 million, or 3 cents a share, to reflect the net increase in the value of the company’s obligation under its asbestos settlement agreement. Sales were $2.5 billion.

“For the 12th consecutive quarter we posted an all-time, quarterly sales record,” said Charles E. Bunch, chairman and chief executive officer. “Supporting this revenue growth were our coatings businesses, which posted an all-time first quarter record, and our optical business, which increased sales by 20 percent and set the all-time record for any quarter. These results continue to demonstrate the success of our growth strategies.

“More important, our earnings per share were easily an all-time first-quarter record, reflecting our company’s primary mission of generating profitable growth. Though energy and raw material costs are still high, we remain optimistic about overall economic prospects and our ability to continue delivering strong financial performance.”

Coatings sales increased $108 million, or 8 percent, as a result of higher volumes, especially in Asia, and improved selling prices across most businesses. These increases coupled with an increase in sales due to acquisitions were partially offset by the impact of weaker foreign currencies. Operating earnings were up $158 million due to the impact of an adverse legal settlement in 2005, and the benefits of the higher selling prices and volumes. These increases were partially offset by the negative impact of inflation, primarily raw material costs, and the impact of business restructuring.

Glass sales increased $11 million, or 2 percent, because of higher volumes across all businesses and acquisition-related sales increases, which were partially offset by the impact of weaker foreign currencies. Operating earnings were down $9 million due to the impact of inflation, primarily higher energy costs. These decreases were partially offset by manufacturing efficiencies.

Chemical sales increased $26 million, or 4 percent, due to higher optical products volumes, higher selling prices for chlor-alkali products and increased sales relating to an acquisition in the optical business. These increases were partially offset by lower volumes for chlor-alkali products and the impact of weaker foreign currencies. Operating earnings were down $27 million due to the impact of higher inflation, principally higher energy and ethylene costs of $44 million; higher environmental charges; lower volume; and higher advertising expenses. These decreases were partially offset by the benefit of the higher selling prices discussed above.

Additional Information

Recorded comments by William H. Hernandez, senior vice president and chief financial officer, regarding first quarter 2006 results may be heard by telephone at 412-434-2816 until 5 p.m. ET on Friday, April 28. The commentary will also be available online at Financial, Financial Commentary, on PPG’s Web site (www.ppg.com). The commentary may include forward-looking statements or other material information. Additional information, including historical performance, is also available at Financial on PPG’s Web site.

Forward-Looking Statement

Statements contained herein relating to matters that are not historical facts are forward-looking statements reflecting PPG’s current view with respect to future events and financial performance. These matters involve risks and uncertainties that may affect PPG’s operations, as discussed in PPG’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Accordingly, many factors may cause actual results to differ materially from the forward-looking statements contained herein. Such factors include increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials and energy, the ability to maintain favorable supplier relationships and arrangements, economic and political conditions in international markets, foreign exchange rates and fluctuations in such rates, and the unpredictability of existing and possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the Securities and Exchange Commission does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, operations or liquidity. All information in this news release speaks only as of April 20, 2006, and any distribution of this presentation after that date is not intended and will not be construed as updating or confirming such information.

PPG INDUSTRIES AND CONSOLIDATED SUBSIDIARIES

CONDENSED STATEMENT OF OPERATIONS (unaudited)

(All amounts in millions except per-share data)

	3 Months Ended Mar. 31
	2006	2005
Net sales	$2,638	$2,493
Cost of sales	1,691	1,558

GROSS PROFIT	947	935
Other expenses (earnings):
Selling and other	535	527
Depreciation	82	87
Interest	20	21
Amortization	9	8
Asbestos settlement - net	9	9
Business restructuring	35	—
Other - net (Note A)	(12)	138

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	269	145
Income tax expense	66	34
Minority interest	19	16

NET INCOME (Note B)	$184	$95

Earnings per common share	$1.11	$0.55

Earnings per common share - assuming dilution	$1.11	$0.55

Average shares outstanding	165.4	172.5

Average shares outstanding - assuming dilution	166.5	174.2

Note A:

The three months ended March 31, 2005, includes a pretax charge of $150 million for a legal settlement.

Note B:

The three months ended March 31, 2005, includes an aftertax charge of $91 million for a legal settlement.

CONDENSED BALANCE SHEET (unaudited)

	Mar. 31 2006	Dec. 31 2005
	(millions)
Current assets:
Cash and cash equivalents	$416	$466
Receivables - net	2,038	1,871
Inventories	1,195	1,119
Other	525	563

Total current assets	4,174	4,019
Property less accumulated depreciation	2,283	2,304
Investments	351	311
Goodwill and identifiable intangible assets	1,665	1,654
Other assets	445	393

TOTAL	$8,918	$8,681

Current liabilities:
Short-term debt and current portion of long-term debt	$86	$101
Asbestos settlement	480	472
Accounts payable and accrued liabilities	1,778	1,776

Total current liabilities	2,344	2,349
Long-term debt	1,174	1,169
Asbestos settlement	391	385
Deferred income taxes	92	90
Accumulated provisions	1,576	1,527
Minority interest	127	108
Shareholders’ equity	3,214	3,053

TOTAL	$8,918	$8,681

BUSINESS SEGMENT INFORMATION (unaudited)

	3 Months Ended Mar. 31
	2006	2005
	(millions)
Net sales
Coatings	$1,440	$1,332
Glass	565	554
Chemicals	633	607

TOTAL	$2,638	$2,493

Operating income
Coatings (Note A)	$167	$9
Glass (Note B)	32	41
Chemicals	128	155

TOTAL	327	205
Interest expense - net	(17)	(17)
Asbestos settlement - net	(9)	(9)
Compensation cost associated with stock options	(7)	(7)
Other unallocated corporate income (expense) - net	(25)	(27)

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	$269	$145

Note A:

Operating income for the three months ended March 31, 2006, includes pretax charges of $33 million for business restructuring, including severance costs of $31 million and asset write-offs of $2 million. Operating income for the three months ended March 31, 2005, includes a pretax charge of $150 million for a legal settlement.

Note B:

Operating income for the three months ended March 31, 2006, includes pretax charges of $2 million for business restructuring, consisting of severance costs.